         CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT dated as of December 20, 1996 between Alcohol Sensors International, Ltd., a New York corporation (the "Company"), and American International Insurance Company, a New York corporation (the "Purchaser").

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1. Definitions. As used in this Agreement, and unless the context clearly requires a different meaning, the following terms have the meanings indicated:

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreement" means this Agreement, together with all Annexes and Schedules hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof from time to time.

         "Balance Sheet" means the consolidated balance sheet of the Company as of June 30, 1996, which is contained in the Quarterly Report.

         "Business Day" means any day other than Saturday and Sunday and any other day on which banking institutions in the State of New York are required or authorized by law to close.

         "Certificate of Amendment" means the Certificate of Amendment to the Certificate of Incorporation of the Company, which, among other things, sets forth the number, designation, relative rights, preferences and limitations of the Preferred Stock as fixed by the Board of Directors of the Company, and which is in the form set forth in Annex I hereto.

         "Certificates" means, collectively, the certificates evidencing the Preferred Shares and the Warrant Certificate.

         "Closing" has the meaning provided in Section 2.1(b).

         "Closing Date" has the meaning provided in Section 2.1(c).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act or the Exchange Act.

         "Common Shares" means the shares of Common Stock issuable upon conversion of the Preferred Shares or the exercise of the Warrants, as the case may be.

         "Common Stock" means the common stock, par value $0.001 per share, of the Company.

         "Confidential Memorandum" means the Confidential Private Placement Memorandum dated October 22, 1996 relating to the proposed private placement of certain preferred stock of the Company provided by the Company to the Purchaser.

         "Environmental Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Clean Water Act, 33 U.S.C. Section ss. 1251 et seq., the Clean Air Act, 33 U.S.C. ss. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss. 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq., as such laws have been and may from time to time be further amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and any applicable transfer statutes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

         "Indemnifiable Costs and Expenses", "Indemnifying Party" and "Indemnified Person" have the meanings provided in Section 7.1.

         "Liens" means any and all security interests, liens, claims, encumbrances, pledges, options, Taxes and charges of any kind or nature.

         "Material Adverse Effect" means, with respect to the Company, any action, event or occurrence which has or is reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

         "Person" means any individual, company, corporation, partnership, limited liability company, trust, division, governmental, quasi-governmental or regulatory entity or authority or other entity.

         "Preferred Shares" means the 833,333 shares of Preferred Stock to be sold and purchased pursuant to this Agreement.

         "Preferred Stock" means the Company's Series A Cumulative Non-redeemable Convertible Preferred Stock, par value $0.001 per share, with the terms set forth in the Certificate of Amendment.

         "Quarterly Report" means the Company's Quarterly Report on Form 10-Q filed with the Commission for the quarterly period ended June 30, 1996.

         "Registration Rights Agreement" means the Registration Rights Agreement between the Company and the Purchaser to be executed on the Closing Date in the form of Annex II hereto.

         "SEC Documents" has the meaning provided in Section 3.8.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

         "Shareholders Agreement" means the Shareholders Agreement among the Purchaser, the Company, Robert B. Whitney, Steven A. Martello, John T. Ruocco, Michael A. Sylvester and Joseph Lively to be executed on the Closing Date in the form of Annex III hereto.

         "Stock Option Plan" has the meaning provided in Section 3.2.

         "Subsidiaries" means Alcohol Sensors Europe, plc, a British company.

         "Tax Authority" and "Taxes" have the respective meanings provided in
Section 3.12.

         "Warrant Certificate" means the Warrant Certificate relating to the Warrants to be executed and delivered by the Company and accepted by the Purchaser on the Closing Date in the form of Annex IV hereto.

         "Warrants" means the 833,333 warrants of the Company with the terms set forth in the Warrant Certificate to be sold and purchased pursuant to this Agreement.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The use of the word "including" herein shall be interpreted to mean "including, without limitation," unless the context clearly requires another interpretation.


                                   ARTICLE II
                   PURCHASE OF PREFERRED SHARES AND WARRANTS

         Section 2.1. Purchase of Preferred Shares and Warrants; the Closing.

         (a) Subject to the terms and conditions herein set forth, the Company agrees that it will sell to the Purchaser, and the Purchaser agrees that it will purchase from the Company, on the Closing Date the Preferred Shares and the Warrants for an aggregate purchase price of $2,500,000.

         (b) The sale and purchase of the Preferred Shares and Warrants by the parties hereto will take place at a closing (the "Closing") at the offices of Kramer, Levin, Naftalis & Frankel, 919 Third Avenue, New York, New York or at such other location as shall be agreed to by the Company and the Purchaser not later than three Business Days after the date on which the conditions set forth in Article VI are satisfied or such other date as the Company and the Purchaser may mutually agree.

         (c) The Company shall notify the Purchaser of the date and time of the Closing (the "Closing Date"), which notice shall be given no later than three Business Days prior to the Closing Date. Such notice shall specify the account of the Company to which the purchase price is to be wire transferred.

         (d) Delivery of the Preferred Shares and Warrants to be purchased by the Purchaser pursuant to this Agreement shall be made at the Closing by the Company delivering to the Purchaser, against payment of the purchase price therefor, Certificates for the Preferred Shares and Warrants, in such amounts and registered in the names (which shall be the Purchaser or such other Person as shall be an Affiliate of the Purchaser or a nominee of the Purchaser or such Affiliate holding for the benefit of the Purchaser or Affiliate) as the Purchaser shall have designated in writing to the Company at least two Business Days prior to the Closing Date. The Purchaser acknowledges and agrees that each Certificate shall bear a legend to reflect the applicability of Federal and state securities laws limitations on the transfer of the Preferred Shares and Warrants as follows (or a substantively equivalent legend):

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

         (e) Payment of the purchase price for the Preferred Shares and Warrants shall be made by the Purchaser at the Closing Date by wire transfer in immediately available funds to the designated account of the Company.

         Section 2.2. Closing Covenant. The parties hereto agree to act in good faith in taking any and all actions as shall reasonably be necessary to facilitate the Closing of the purchase and sale of the Preferred Shares and the Warrants and the other transactions contemplated by this Agreement, including the satisfaction of the respective closing conditions of the parties set forth herein.


                                  ARTICLE III
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         The Company represents and warrants to, and covenants with, the Purchaser as of the date of this Agreement and as of the Closing Date that:

         Section 3.1. Corporate Organization, etc. Each of the Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to conduct its business as currently conducted and to own or lease the properties and assets it now owns or holds under lease. Each of the Company and each Subsidiary is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires it to be so qualified or licensed, except where the failure to be so qualified or licensed or in good standing would not individually, or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to the Purchaser true, complete and correct copies of the Certificate of Incorporation and by-laws of the Company and each Subsidiary, each as currently in effect, and no action has been taken or authorized to amend or in contemplation of the amendment of such documents (other than in connection with the Certificate of Amendment) or to liquidate or dissolve the Company or any Subsidiary.

         Section 3.2. Capitalization. As of the date hereof and immediately prior to the Closing, (i) the authorized capital stock of the Company consists of 28,000,000 shares of preferred stock, which includes 3,000,000 shares of Preferred Stock, and 25,000,000 shares of Common Stock; (ii) no shares of preferred stock (including Preferred Stock) of the Company are outstanding;
(iii) 600,000 shares of Common Stock are reserved for issuance upon the exercise of options issued pursuant to the Company's 1996 Stock Option Plan (the "Stock Option Plan") and 3,744,225 shares of Common Stock are reserved for issuance upon the exercise of warrants and options; (iv) 833,333 shares of Common Stock are reserved for issuance upon the conversion of the Preferred Stock and 833,333 shares of Common Stock are reserved for issuance upon the exercise of the Warrants; (v) 8,708,846 shares of Common Stock are outstanding; and (vi) 55,672 shares of Common Stock are held in treasury. All of the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable Federal and state laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Preferred Stock and the Warrants are as set forth in the Certificate of Amendment and Warrant Certificate, respectively. Except for the Stock Option Plan and the transactions contemplated hereby and except as set forth in Schedule 3.2 hereto, there are no outstanding options, warrants, rights (including registration, conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or other agreements or arrangements of the Company or any Subsidiary granted to or with any Person to purchase or acquire or otherwise relating to any securities of the Company or any Subsidiary or any securities convertible or exchangeable into such securities. Without limiting the generality of the foregoing and except as provided in the Registration Rights Agreement, neither the Company nor any Subsidiary has granted or agreed to grant any registration rights, including piggyback rights, to any Person.

         Section 3.3 Subsidiaries. Except as set forth in Schedule 3.3 hereto,
(i) the Company does not have, and is not committed to purchase or acquire, any equity interest or equivalent interest (direct or indirect) in any Person other than the Subsidiaries, (ii) all outstanding shares of capital stock of each such Subsidiary are held solely by the Company and have been duly authorized and validly issued and are fully paid and non-assessable and (iii) the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries and has good and marketable title to all such shares of capital stock free and clear of any and all Liens.

         Section 3.4. Execution and Delivery, etc. The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement, to consummate the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares, the Warrants and, upon conversion of the Preferred Shares or exercise of the Warrants, the Common Shares, and to perform its obligations hereunder, thereunder and under the Certificate of Amendment. The execution and delivery by the Company of this Agreement, the Registration

Rights Agreement, the Warrant Certificate and the Shareholders Agreement and the performance of its obligations hereunder, thereunder and under the Certificate of Amendment, including the issuance of the Preferred Shares, the Warrants and the Common Shares upon conversion of the Preferred Shares or exercise of the Warrants, have been duly authorized by all necessary corporate and other action, and no further authorization on the part of the Company is necessary to authorize such execution, delivery and performance. This Agreement has been, and the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement when executed and delivered by the Company will be, duly executed and delivered by the Company. This Agreement constitutes, and the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement, when so executed and delivered, will constitute, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be subject to the application of general equitable principles and to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally.

         Section 3.5. Duly Authorized Shares, etc. The Preferred Shares and the Warrants have been duly authorized and, upon issuance at the Closing, will be validly issued, fully paid and non-assessable, and free and clear of any and all Liens, and the issuance of such Preferred Shares and Warrants are not and will not be subject to any preemptive or similar right of any other stockholder of the Company. The Common Shares have been duly authorized and reserved for issuance upon conversion of the Preferred Shares or exercise of the Warrants, as applicable, and, upon issuance in accordance with the terms of the Certificate of Amendment or the Warrant Certificate, as applicable, will be validly issued, fully paid and non-assessable, and free and clear of any and all Liens, and the issuance of such Common Shares is not and will not be subject to any preemptive or similar right of any other stockholder of the Company.

         Section 3.6. Consents and Approvals of Governmental Authorities. Except for (i) the filing of the Certificate of Amendment with the Secretary of State of New York and (ii) certain required filings under New York State "blue sky" or securities laws, which filings shall be made on a timely basis by the Company, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement, the consummation of the transactions contemplated hereby or thereby, including the issuance of the Preferred Shares, the Warrants or the Common Shares upon the conversion of the Preferred Shares or the exercise of the Warrants, and the performance by the Company of its obligations hereunder, thereunder or under the Certificate of Amendment.

         Section 3.7. No Violation. The execution and delivery by the Company of this Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement, the consummation of the transactions contemplated hereby and thereby, including the issuance of the Preferred Shares, the Warrants and the Common Shares upon the conversion of the Preferred Shares or the exercise of the Warrants, and the performance by the Company of its obligations hereunder, thereunder and under the Certificate of Amendment do not and will not (with the giving of notice or the passage of time or both)
(a) conflict with or violate or result in a breach of or constitute a default under, or result in any right of termination by any other Person or the creation of any Lien upon any properties or assets of the Company or any Subsidiary pursuant to: (i) the Certificate of Incorporation or by-laws of the Company or any Subsidiary or (ii) any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of their properties are bound; (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Company or any of the Subsidiaries or to which any of their properties is subject; (c) result in the loss or impairment of any material approval, license, franchise, permit, legal privilege or legal right enjoyed or possessed by the Company or any of the Subsidiaries; or (d) otherwise result in the creation of any Lien.

         Section 3.8. SEC Documents; Confidential Memorandum. From November 9, 1995 through the date of this Agreement, the Company filed all forms, reports and other documents required to be filed by it with the Commission pursuant to the Exchange Act and the Securities Act, true, correct and complete copies of which (other than preliminary materials and exhibits) have been provided to the Purchaser by the Company. The Company shall timely file with the Commission and promptly provide the Purchaser with a true, correct and complete copy of any such forms, reports and other documents required to be filed with the Commission on or prior to the Closing Date. All such forms, reports and documents filed from November 9, 1995 through the Closing Date are referred to herein as the "SEC Documents." Each of the SEC Documents (i) was or, as to documents not yet filed at the date of this Agreement, will be prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, in all material respects and (ii) did not, or as to documents not yet filed at the date of this Agreement, will not, as of its date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Confidential Memorandum did not, as of the date thereof, and, as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Section 3.9. Financial Statements, Projections, etc. The consolidated financial statements of the Company and the Subsidiaries (including any notes thereto) contained in the SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as indicated in the notes thereto or as otherwise permitted by the Commission with respect to the omission of certain note and other disclosures in interim financial statements) and each fairly presents the consolidated financial position, results of operations and cash flows of the Company and the Subsidiaries as at the respective dates indicated therein and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount). Neither the Company nor any Subsidiary has any debts, obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, that are required to be disclosed in accordance with generally accepted accounting principles other than those reflected or disclosed in the Balance Sheet and the notes thereto and those incurred after the date of the Balance Sheet in the ordinary course of business. The financial projections in relation to the Company provided to the Purchaser prior to the date hereof were prepared in good faith and on the basis of the assumptions set forth therein, which the Company believes are reasonable.

         Section 3.10. Absence of Certain Changes. Since December 31, 1995, except, as otherwise set forth in (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the Company's Quarterly Reports on Form 10-Q for the respective quarterly periods ended March 31, 1996 and June 30, 1996 or (ii) Schedule 3.10 hereto, in each case as filed with the Commission, each of the Company and each Subsidiary has conducted its business in all material respects in the ordinary course consistent with past practices, and without limiting the generality of the foregoing, there has not been:

            (a) Any change, occurrence or circumstance in or affecting the business, assets, liabilities, financial condition, operations or prospects of the Company or any Subsidiary that has had or may reasonably be expected to have a Material Adverse Effect on the Company;

            (b) Any resignation or termination of any key officers, employees or consultants of the Company or any of the Subsidiaries; and the Company, to the best of its knowledge, does not know of the impending resignation or termination of employment of any such officer, employee or consultant;

            (c) Any material change, except in the ordinary course of business, in the contingent obligations of the Company or any of the Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

            (d) Any damage, destruction or loss, whether or not covered by insurance, that has had or may reasonably be expected to have a Material Adverse Effect on the Company;

            (e) Any waiver by the Company or any of the Subsidiaries of a valuable right or of a material debt owed to any of them;

            (f) Any direct or indirect loans or advances made by the Company or any of the Subsidiaries to any shareholder, employee, consultant, officer, director or Affiliate of the Company or any of the Subsidiaries, other than loans or advances made in the ordinary course of business;

            (g) Any material change in any compensation arrangement or agreement with any employee, consultant, officer, director or shareholder;

            (h) Any declaration or payment of any dividend or other distribution of the assets of the Company or any of the Subsidiaries or any direct or indirect redemption, purchase, retirement or other acquisition of any shares of its capital stock;

            (i) Any debt, obligation or liability incurred, assumed or guaranteed by the Company or any of the Subsidiaries, except those for immaterial amounts or for current liabilities incurred in the ordinary course of business;

            (j) Any sale, assignment or transfer of any of the assets or rights of the Company or any Subsidiary (other than the sale of their respective inventory in the ordinary course of business), including patents, trademarks, copyrights, trade secrets or other intangible assets or intellectual property, or any mortgage or pledge of or Lien imposed upon any of the assets or properties of the Company or any Subsidiary, except in the ordinary course of business;

            (k) Any change in or default under any material agreement to which the Company or any of the Subsidiaries is a party or by which any of them is bound that has had or may reasonably be expected to have a Material Adverse Effect on the Company;

            (l) Any purchase or other acquisition of any operating business or a material amount of assets or the capital stock of any other Person;

            (m) Any agreement or understanding to do or enter into any of the foregoing; or

            (n) Any other event or condition of any character that, either individually or cumulatively, has had or may reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.11. Compliance with Laws and Instruments. Each of the Company and each of the Subsidiaries is, and their business has been operated, in compliance with their respective organizational documents and all applicable laws, rules, regulations, decrees, injunctions, judgments, orders, rulings, awards, settlements and writs, except where the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

         Section 3.12. Taxes. "Taxes" shall mean all taxes, charges, fees, Liens, duties or other assessments, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government or any agency or political subdivision of any such government (a "Tax Authority"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes and other obligations of the same or of a similar nature. All tax returns or reports required to be filed by or on behalf of the Company or any Subsidiary have been timely filed or requests for extensions have been timely filed and, to the best knowledge of the Company, any such extension has been granted and has not expired, and all such filed returns are complete and accurate. All Taxes due from the Company or any Subsidiary for periods through the Closing Date have been paid in full or an adequate provision has been made for any such Taxes on the financial statements included in the Quarterly Report (in accordance with generally accepted accounting principles). There is no audit, examination, deficiency, or refund litigation pending or threatened, with respect to any Taxes of the Company or any Subsidiary that could result in a determination that would have a Material Adverse Effect on the Company. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to it have been paid in full or adequate provision has been made for any such Taxes on the financial statements included in the Quarterly Report (in accordance with generally accepted accounting principles). The Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect. No rulings have been issued by or agreements entered into with any Tax Authority with respect to the Company or any Subsidiary.

         Section 3.13. ERISA and Employee Benefit Plans. Except as listed in
Schedule 3.13, neither of the Company nor any Subsidiary maintains, sponsors, is required to make contributions to or otherwise has any liability, direct, indirect, contingent or otherwise, with respect to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy, arrangement or understanding, whether written or oral, whether or not such plan is intended to be qualified under Section 401(a) of the Code, including any employee benefit plan within the meaning of Section 3(3) of ERISA, which plan covers any employee or former employee of the Company or any Subsidiary (collectively, the "Plans"). The Company has delivered to the Purchaser true, correct and complete copies of (i) any employment agreements and any procedures and policies (including summaries of any procedures and policies that are unwritten) relating to the employment of employees of the Company and each Subsidiary and the use of temporary employees and independent contractors by the Company and each Subsidiary, (ii) each Plan and all related trust agreements, insurance and other material contracts, and summary plan descriptions and summaries of material modifications relating to each Plan and any related material communications distributed to participants under the Plans and (iii) the latest reports which have been filed (or are in fully completed form for filing) with the Internal Revenue Service and the Department of Labor with respect to each Plan. No Plan is subject to Title IV of ERISA. With respect to each Plan, to the best knowledge of the Company, no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject the Company or any of the Subsidiaries, directly or indirectly, to a Tax, penalty or liability for prohibited transactions imposed by ERISA or Section 4975 of the Code. To the best knowledge of the Company, no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA. Each Plan is and has been operated in compliance in all material respects with its terms and all applicable reporting, disclosure and other requirements of ERISA and the Code as they relate to such Plan, including where applicable the group health plan continuation coverage requirements set forth in Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code, and by its terms can be terminated at any time. As of the Closing Date, the Company and each Subsidiary shall have made all required contributions under each Plan for all periods through and including the Closing Date or adequate accruals therefor will have been provided for by the Company or such Subsidiary. No Person will be entitled to any severance benefits under the terms of any Plan solely by reason of the transactions contemplated by this Agreement, the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement. There are no actions, claims, lawsuits or arbitrations pending or, to the best knowledge of the Company, threatened with respect to any Plan. No Plan provides for the payment of retiree or post-termination medical, health, disability, life insurance or other welfare benefits. Neither the Company nor any of the Subsidiaries has or has ever had any ERISA Affiliate. For purposes of this Agreement, "ERISA Affiliate" means any Person which would be treated as a single employer with the Company or any Subsidiary under Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated thereunder or Title IV of ERISA. Neither the Company nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation. Each Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code (and the exempt trust thereunder), has been determined by the Internal Revenue Service to satisfy the qualification requirements of Sections 401(a) and 501(a) of the Code and every Plan (and related trust) which is intended to comply with the terms and requirements of applicable statutes does so comply in all material respects. Each of the Company and each Subsidiary has never contributed to, or withdrawn in a complete or partial withdrawal from, any multiemployer plan (within the meaning of Subtitle E of Title IV of ERISA) or incurred contingent liability under
Section 4204 of ERISA. Neither the Company nor any Subsidiary has proposed or agreed to any increase in benefits under any Plan (or the creation of new benefits) or change in employee coverage which would increase the expense of maintaining any such Plan. The consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee.

         Section 3.14. Contracts, etc. Neither the Company nor any of the Subsidiaries, nor to the best knowledge of the Company any other party thereto, is in default or breach (and there is no event which, with notice or lapse of time or both, would constitute such a default or breach) under any agreement, arrangement, bond, commitment, contract, franchise, indemnity, indenture, instrument, lease, license or understanding, whether or not in writing, to which it is a party or to which any of its assets are subject, in each case that has had or may reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.15. Legal Proceedings, etc. (i) There is no legal, administrative, arbitral or other investigation, claim, action or proceeding pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective directors, officers or employees or to which any of their properties are subject or against any Plan or the trustee of any Plan which challenges the validity of this Agreement, the Registration Rights Agreement, the Warrant Certificate, the Shareholders Agreement, the Certificate of Amendment, the Preferred Stock, the Warrants or any action taken or to be taken pursuant hereto or thereto, which seeks to impose or confirm any limitation on the ability of the Purchaser effectively to acquire, hold or exercise full rights of ownership of the Preferred Shares, the Warrants or the Common Shares, or, except as disclosed on
Schedule 3.15 hereto, which in the aggregate with all other such investigations, claims, actions and proceedings would have a Material Adverse Effect on the Company; (ii) neither the Company nor any Subsidiary is a party or is subject to the provisions of any order, writ, injunction, award, settlement, judgment or decree of any court, board or other governmental agency or instrumentality or administrative agency or any arbiter, which would, individually or in the aggregate, have a Material Adverse Effect on the Company; and (iii) there is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

         Section 3.16. Brokerage. No placement agent, banker, broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby, and no placement agent, banker, broker or finder is entitled to any commission, brokerage or finder's fee in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

         Section 3.17. Agreements; Action. (a) Except as otherwise disclosed in
Schedule 3.17 hereto, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, injunctions, awards, settlements, writs or decrees to which the Company or any Subsidiary is a party or by which it is bound which may involve or contain (i) obligations (contingent or otherwise) of, or payments to, the Company or any Subsidiary in excess of $50,000 (other than obligations of, or payments to, the Company or any Subsidiary arising from purchase or sale agreements entered into in the ordinary course of business), (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's or any Subsidiary's products or services or (iv) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

            (b) Since December 31, 1995, neither the Company nor any Subsidiary has incurred any indebtedness for money borrowed or any other liabilities (other than with respect to obligations incurred in the ordinary course of business) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $250,000 in the aggregate.

            (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            (d) Neither the Company nor any Subsidiary has engaged in the past three (3) months in any discussion (i) with any Person or any representative of such Person regarding the consolidation or merger of the Company or any Subsidiary with or into any such Person or another Person, (ii) with any Person regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or any Subsidiary, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any Subsidiary is disposed of or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or any Subsidiary.

         Section 3.18. Transactions with Related Persons. (a) Except as otherwise disclosed in Schedule 3.18 hereto, there are no agreements, understandings or proposed transactions of the Company or any Subsidiary with, and no debts, obligations or liabilities of the Company or any Subsidiary owed to, any of their respective officers, directors, shareholders, employees, consultants or Affiliates or any Affiliate thereof other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or any such Subsidiary and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company or any such Subsidiary). None of the officers, directors or shareholders of the Company or any Subsidiary, or any members of their immediate families or any of their Affiliates, is indebted to, or has any cause of action or legal claim against, the Company or any Subsidiary or, to the best knowledge of the Company, has any direct or indirect ownership interest in any Person with which the Company or any Subsidiary is affiliated or with which the Company or any Subsidiary has a business relationship, or any Person which competes with the Company or any Subsidiary, except that officers, directors and/or shareholders of the Company or any Subsidiary may own stock in publicly traded companies which may compete with the Company or any Subsidiary. No officer, director or shareholder of the Company or any Subsidiary, or any member of their immediate families or any of their Affiliates, is, directly or indirectly, interested in any material contract with the Company or any Subsidiary. Except as otherwise disclosed in
Schedule 3.18, neither the Company nor any Subsidiary is a guarantor, indemnitor or contributor of any indebtedness or liability of any other Person.

         Section 3.19. Title to Properties and Assets; Liens, etc. Each of the Company and each Subsidiary has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no Lien, other than (i) those identified on the Balance Sheet, (ii) those resulting from taxes which have not yet become delinquent, (iii) minor Liens which do not materially detract from the value of the property or materially impair the operations of the Company or such Subsidiary and (iv) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and each Subsidiary are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Schedule 3.19 hereto sets forth a true, complete and correct list of all of the real property that is leased to the Company and each Subsidiary. The Company and each Subsidiary enjoys peaceful and undisturbed possession of all such real property leased to it. Neither the Company nor any Subsidiary has ever owned or presently owns any real property. The Company has never manufactured or produced, and does not presently manufacture or produce, any of its products or goods; except as set forth on Schedule 3.19, such products and goods have been and are presently manufactured and produced by independent third Persons.

         Section 3.20. Patents and Trademarks. Each of the Company and each Subsidiary owns or possesses sufficient legal rights to all trademarks, service marks, trade names, copyrights, trade secrets, patents, information, other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the trademarks, service marks, trade names, copyrights, trade secrets, patents, licenses, information and other proprietary rights and processes of any other Person other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. Each of the Company and each Subsidiary has not received any communications alleging that the Company or any Subsidiary has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks, trade names, copyrights, trade secrets, patents or other proprietary rights of any other Person. Each of the Company and each Subsidiary is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree, injunction, award, settlement or order of any court or administrative agency, that would interfere with his or her duties to the Company or any Subsidiary or that would conflict with the Company's or any Subsidiary's business as presently conducted and as proposed to be conducted.

         Section 3.21. Employees. Each of the Company and each Subsidiary has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's best knowledge, threatened with respect to the Company or any Subsidiary. To the Company's best knowledge, no employee of the Company or any Subsidiary, nor any consultant with whom the Company or any Subsidiary has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or such Subsidiary because of the nature of the business to be conducted by the Company or such Subsidiary; and, to the Company's best knowledge, the continued employment by the Company and each Subsidiary of its present employees, and the performance of the Company's and each Subsidiary's contracts with its independent contractors, will not result in any such violation. The Company and the Subsidiaries have not received any notice alleging that any such violation has occurred. Except as set forth in
Schedule 3.21 hereto, no employee or consultant of the Company or of any Subsidiary has been granted the right to continued employment by the Company or such Subsidiary or to any material compensation following termination of employment with or by the Company or such Subsidiary.

         Section 3.22. Permits. Each of the Company and each Subsidiary has all franchises, permits, licenses, consents and approvals and any similar authority, all of which are in full force and effect, necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect on the Company.

         Section 3.23. Environmental Matters. As used herein, "Subject Premises" means the real property now owned, operated, used or leased or previously owned, operated, used or leased (but only through the date of termination of such ownership, operation, use or lease) by, to or for the Company or the Subsidiaries or any of their Affiliates. (i) To the best knowledge of the Company, none of the Subject Premises has any condition or conditions which would require notification or remediation under any Environmental Law (collectively, "Environmental Defects"); (ii) except as set forth on Schedule 3.23 hereto, to the best knowledge of the Company, there are not now and never have been any underground tanks or above-ground tanks located on the Subject Premises; (iii) neither the Company nor any of the Subsidiaries, nor, to the Company's best knowledge, any other Person has at any time during its possession of the Subject Premises disposed of any wastes, Hazardous Waste (as defined below) or otherwise, other than in accordance with applicable Environmental Laws and Environmental Permits (as defined below); (iv) neither the Company nor any of the Subsidiaries has received any letter or other communication, written or oral, from the Federal Environmental Protection Agency or any other local, state or Federal regulatory agencies or any other Person relating to the existence of Environmental Defects at the Subject Premises; (v) to the best knowledge of the Company, there do not exist any judgments, orders, directives, decrees or awards of any court, arbitrator or administrative or governmental agency or entity or any other Person concerning the Company or any of the Subsidiaries or any of their agents' or contractors' compliance with any Environmental Law or Environmental Permit (in the case of agents and contractors, relating to the Company, any of the Subsidiaries or the Subject Premises); (vi) no claims have been asserted or, to the best knowledge of the Company, are threatened against the Company or any of the Subsidiaries relating to any Environmental Defect or condition which with the passage of time could become an Environmental Defect; (vii) to the best knowledge of the Company, there do not exist any consent decrees, administrative orders, settlement agreements or other settlement documents entered into with any administrative or governmental agency or entity or any other Person concerning compliance with any Environmental Law or

Environmental Permit applicable to the Company or any Subsidiary or any of the Subject Premises; (viii) the Subject Premises and all operations conducted thereon by the Company or any Subsidiary are and have at all times been conducted in compliance in all material respects with all Environmental Laws and Environmental Permits; (ix) the Company and each Subsidiary have obtained and currently maintain in full force and effect all environmental permits, approvals, authorizations, licenses, variances, registrations and permissions (collectively, "Environmental Permits") required for the conduct of their respective businesses and operations; and (x) to the best knowledge of the Company, there are no Hazardous Substances or Hazardous Waste on, under or about the Subject Premises other than those customarily used in or incident to the business of the Company or any Subsidiary, which in any event are used or maintained in all material respects in accordance with all applicable Environmental Laws and Environmental Permits. For purposes hereof, "Hazardous Substances" or "Hazardous Waste" are defined as any pollutant, contaminant, chemical or industrial or toxic substance or waste, petroleum products, asbestos, urea formaldehyde, radon, polychlorinated biphenyls, flammable explosives, nuclear radioactive fuel or waste or any other substance, waste, material, substance, pollutant or contaminant that is defined as a hazardous waste or substance under any applicable Environmental Law or that may cause damage to human health or the environment, safety or real property and/or any substance for which the generation, manufacture, storage, treatment or release is prohibited or regulated under any Environmental Law.

         Section 3.24. Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV hereof, the offer, sale and issuance of the Preferred Shares, the Warrants and the Common Shares upon conversion of the Preferred Shares or exercise of the Warrants, as applicable, will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Preferred Shares or Warrants to any Person or Persons or has taken or will take any other action so as to bring the sale of such Preferred Shares, Warrants or the Common Shares by the Company within the registration provisions of the Securities Act.

         Section 3.25. Full Disclosure. This Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement and all other documents delivered by the Company to the Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not contain any untrue statement of a material fact nor, to the Company's best knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they were made not misleading. To the Company's best knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company that have not been set forth in this Agreement, the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement or in other documents delivered to the Purchaser or its attorneys or agents in connection herewith.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser represents and warrants to the Company as of the date of this Agreement and as of the Closing Date that:

         Section 4.1. Organization, Existence and Authority of Purchaser; Enforceability. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Shareholders Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement, the Registration Rights Agreement and the Shareholders Agreement, and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate and other action, and no further authorization on the part of the Purchaser is necessary to authorize such execution, delivery and performance. This Agreement has been, and the Registration Rights Agreement and the Shareholders Agreement when executed and delivered by the Purchaser will be, duly executed and delivered by the Purchaser. This Agreement constitutes, and the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement, when so executed and delivered, will constitute, legal, valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforceability may be subject to the application of general equitable principles and to bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally.

         Section 4.2. No Consent or Violation. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution and delivery by the Purchaser of this Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by the Purchaser of its obligations hereunder and thereunder. The execution and delivery by the Purchaser of this Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement, the consummation of the transactions contemplated hereby and thereby and the performance by the Purchaser of its obligations hereunder and thereunder do not and will not (with the giving of notice or the passage of time or both) (a) conflict with or violate or result in a breach of or constitute a default under, or result in any right of termination by any other Person or the creation of any Lien upon any properties or assets of the Purchaser pursuant to: (i) the organizational documents of the Purchaser or (ii) any material note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument to which the Purchaser is a party or by which any of its properties are bound or (b) violate any applicable law, rule, regulation, judgment, injunction, order or decree binding upon the Purchaser or to which any of its properties is subject.

         Section 4.3. Purchase for Own Account. The Preferred Shares and the Warrants to be acquired by the Purchaser pursuant to this Agreement will be acquired for its own account for investment purposes and not with a view to the resale or distribution of any part thereof.

         Section 4.4 Restricted Securities. The Purchaser understands that the Preferred Shares and the Warrants being acquired pursuant hereto are characterized as "restricted securities" under the Federal and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act and applicable state securities laws only in certain limited circumstances. The Purchaser is familiar with Rule 144 ("Rule 144") of the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws, pursuant to which the Preferred Shares and the Warrants (and the Common Shares issuable upon conversion of the Preferred Shares or exercise of the Warrants) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

         Section 4.5. Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D, promulgated under the Securities Act, and was not organized for the specific purpose of acquiring the Preferred Shares and the Warrants.

         Section 4.6. Investor Sophistication. The Purchaser, by reason of its business and financial experience, has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment and is able to bear the economic risk of such investment.

         Section 4.7. Brokerage. No placement agent, banker, broker or finder has acted directly or indirectly for the Purchaser in connection with this Agreement or the transactions contemplated hereby, and no placement agent, banker, broker or finder is entitled to any commission, brokerage or finder's fee in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Purchaser.


                                   ARTICLE V
                               CERTAIN COVENANTS

         Section 5.1. Use of Proceeds. The proceeds from the sale of the Preferred Shares and Warrants will be used by the Company for its working capital needs.

         Section 5.2. Certain Actions. From the date hereof through the Closing Date, the Company (i) shall not, and shall cause each Subsidiary not to, take any action that would cause any of the representations or warranties of the Company set forth herein to become untrue or misleading and (ii) shall not take any action which if taken after the Closing Date would require adjustment of the conversion price of the Preferred Shares, adjustment of the exercise price of the Warrants or adjustment of the number of Common Shares issuable upon conversion of the Preferred Shares pursuant to the Certificate of Amendment or upon exercise of the Warrants pursuant to the Warrant Certificate.


                                   ARTICLE VI
                               CLOSING CONDITIONS

                        CONDITIONS PRECEDENT TO CLOSING

         Section 6.1. Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Preferred Shares and Warrants hereunder is subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties made by the Company herein and in the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         (b) The Company shall have performed and complied in all material respects with all covenants, agreements and conditions set forth or contemplated herein and in the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement required to be performed or complied with by it on or prior to the Closing Date.

         (c) The Company shall have filed the Certificate of Amendment with the Secretary of State of New York and the Certificate of Amendment shall be in full force and effect.

         (d) The Company shall have executed and delivered the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement.

         (e) The purchase of and payment for the Preferred Shares and Warrants hereunder shall not (i) be prohibited by any applicable law, rule or regulation, (ii) subject the Purchaser to any penalty or other onerous condition pursuant to any applicable law, rule or regulation or (iii) be prevented, prohibited or materially restricted by any judgment, injunction (whether temporary or permanent), order or decree at the Closing Date.

         (f) All authorizations, consents, approvals, permits and licenses and filings with, by or in respect of any federal, state, local or foreign governmental authority, agency, court or other body required to be taken, given or obtained that are necessary in connection with the transactions contemplated herein and in the other documents related hereto, shall have been taken, given or obtained, be in full force and effect and not be subject to any waiting periods or any pending proceedings or appeals, administrative, judicial or otherwise.

         (g) Since the date of this Agreement, there shall not have occurred any change, occurrence or circumstance in or affecting the business, assets, liabilities, financial condition, operations or prospects of the Company or any Subsidiary that has had or may reasonably be expected to have a Material Adverse Effect on the Company.

         (h) At least one vacancy shall exist on the Board of Directors of the Company to be filled on the Closing Date by the Purchaser pursuant to the Shareholders Agreement.

         (i) The Closing Date shall not be later than 5:00 p.m., New York time, on December 20, 1996, or such later time as the Purchaser may agree to.

         (j) On or before the Closing Date, the Purchaser shall have received all of the following from the Company in form and substance reasonably satisfactory to the Purchaser:

         (i) Certificates representing the Preferred Shares and the Warrant Certificate issued to the Purchaser in accordance with Section 2.1;

         (ii) Certificate of the Secretary of the Company dated as of the Closing Date certifying as to (A) the Certificate of Incorporation of the Company, recently certified by the Secretary of State of New York, as duly filed and currently in full force and effect without further amendment, other than as amended by the Certificate of Amendment; (B) the by-laws of the Company as currently in full force and effect; (C) the resolutions, in form and substance reasonably satisfactory to the Purchaser, of the shareholders and the Board of Directors of the Company duly authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Warrant Certificate, the Shareholders Agreement and any other documents, instruments or agreements executed in connection herewith or therewith to which it is a party and the absence of other resolutions relating thereto; (D) the absence of proceedings for the merger, consolidation, sale of assets, dissolution, liquidation or similar proceedings with respect to the Company; and (E) the incumbency and signature of the individuals authorized to execute and deliver documents on the Company's behalf;

         (iii) Certificate of the Secretary of each of the Subsidiaries dated as of the Closing Date certifying as to (A) the Certificate of Incorporation of such Person, recently certified by the appropriate governmental authority of the jurisdiction in which such Person is organized, as duly filed and currently in full force and effect without further amendment; (B) the by-laws of such Person as currently in full force and effect; (C) the absence of proceedings for the merger, consolidation, sale of assets, dissolution, liquidation or similar proceedings with respect to such Person; and (D) the incumbency and signature of the individuals authorized to execute and deliver documents on such Person's behalf;

         (iv) Certificate executed by an officer of the Company dated as of the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement are true and correct as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date;

         (v) An opinion addressed to the Purchaser and dated as of the Closing Date of Berger & Paul, special counsel to the Company, substantially in the form of Annex V hereto; and

         (vi) Such additional documentation as the Purchaser may reasonably request.

         Section 6.2. Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell the Preferred Shares and Warrants pursuant to this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

         (a) The representations and warranties made by the Purchaser herein and in the Registration Rights Agreement and the Shareholders Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         (b) The Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions set forth or contemplated herein and in the Registration Rights Agreement and the Shareholders Agreement required to be performed or complied with by it on or prior to the Closing Date.

         (c) The sale of the Preferred Shares and Warrants by the Company hereunder shall not (i) be prohibited by any applicable law, rule or regulation or (ii) be prevented, prohibited or materially restricted by any judgment, injunction (whether temporary or permanent), order or decree at the Closing Date.

         (d) The Purchaser shall have delivered to the Company the funds in connection with the sale of the Preferred Shares and the Warrants in accordance with Section 2.1.

         (e) The Purchaser shall have executed and delivered the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement.

         (f) All authorizations, consents, approvals, permits and licenses and filings with, by or in respect of any federal, state, local or foreign governmental authority, agency, court or other body required to be taken, given or obtained that are necessary in connection with the transactions contemplated herein and in the other documents related hereto, shall have been taken, given or obtained, be in full force and effect and not be subject to any waiting periods or any pending proceedings or appeals, administrative, judicial or otherwise.

         (g) The Closing Date shall not be later than 5:00 p.m., New York time, on December 20, 1996 or such later time as the Company may agree to.


                                  ARTICLE VII
                                INDEMNIFICATION

         Section 7.1. General. (a) The Company (the "Indemnifying Party") agrees and covenants to hold harmless and indemnify the Purchaser and each of its Affiliates, and their respective managed accounts, shareholders, employees, directors, officers, principals, equity holders, controlling Persons, advisors and agents (each of the foregoing Persons being an "Indemnified Person"), from and against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such Indemnified Person (collectively, "Indemnifiable Costs and Expenses") in connection with (i) any actual or threatened third-party action, suit, proceeding or investigation arising out of or based in any manner upon the Purchaser's negotiation, execution or performance of its obligations hereunder or under the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement or its ownership of the Preferred Shares, the Warrants or Common Shares, (ii) arising out of or based upon any breach by the Indemnifying Party of any its representations, warranties or covenants contained herein, in the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement or in any agreement, instrument or document delivered by the Company hereunder or thereunder or (iii) enforcing the rights of an Indemnified Person under this Agreement or under the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement.

         (b) The Indemnifying Party further agrees promptly upon demand by each Indemnified Person to reimburse each Indemnified Person for any Indemnifiable Costs and Expenses as they are incurred by it; provided that if the Indemnifying Party reimburses an Indemnified Person hereunder for any expenses incurred in connection with a lawsuit, claim, inquiry or other proceeding or investigation for which indemnification is sought, such Indemnified Person agrees to refund such reimbursement of expenses to the extent it is finally judicially determined that the indemnity provided for in this Article VII is not applicable to such Indemnified Person in accordance with the terms hereof or otherwise. The Indemnifying Party further agrees that the indemnification, contribution and reimbursement commitments set forth in this Article VII shall apply whether or not an Indemnified Person is a formal party to any such lawsuits, claims or other proceedings. The indemnity, contribution and expense reimbursement obligation of the Indemnifying Party under this Article VII shall be in addition to any liability it may otherwise have.

         (c) The obligations of the Indemnifying Party hereunder shall survive the Closing and any repurchase, conversion, exchange or transfer of the Preferred Shares or Warrants and the termination of this Agreement and shall not be extinguished with respect to any Person because any other Person is not entitled to indemnity or contribution hereunder.

         Section 7.2 Procedure. Promptly after receipt by an Indemnified Person of notice from any third party of the commencement of any lawsuit, inquiry or other proceeding or investigation thereof, such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnifying Party hereunder, notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve the Indemnifying Party (x) from any liability which it may have to any Indemnified Person hereunder unless the Indemnifying Party is actually prejudiced thereby or (y) from any liability which it may have to any Indemnified Person otherwise than pursuant to this Article VII. Each Indemnified Person shall permit the Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to such Indemnified Person; provided, however, that any Indemnified Person shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (A) the Indemnifying Party has agreed to pay such fees or expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Indemnified Person in a timely manner or (C) in the reasonable judgment of such Indemnified Person, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Person and the Indemnifying Party with respect to such claims (in which case, if such Indemnified Person notifies the Indemnifying Party in writing that such Indemnified Person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). The Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No Indemnified Person will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect of such claim or litigation. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Persons with respect to such claim, as well as one local counsel in each relevant jurisdiction.

         Section 7.3. Contribution. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Article VII is for any reason held to be unenforceable by the Indemnified Person, the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall have an obligation to contribute, and shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party and the Indemnified Persons, but also to reflect the relative fault of the Indemnifying Party and the Indemnified Persons in connection with the statement or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and the Indemnified Persons shall be determined, if applicable, by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact has been made by, or relates to information supplied by, the Indemnifying Party or Indemnified Persons and the Persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a Person as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any reasonable legal or other fees or expenses reasonably incurred by such Person in connection with investigation or defending any such claim.

         (b) The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined by any method of allocation which does not take into account the equitable considerations referred to in such paragraph.

         Section 7.4. Notification. Each party agrees to notify in writing promptly the other party of the commencement of any litigation or proceeding against it or any of its shareholders, officers, directors or agents in connection with the issue of any the Preferred Shares, Warrants or Common Shares.


                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 8.1. Entire Agreement; Survival of Provisions. This Agreement, together with the other agreements, instruments and documents expressly referred to herein, constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings with respect thereto, whether written or oral. All of the covenants of the parties made herein shall remain operative and in full force and effect regardless of acceptance of any of the Preferred Shares or Warrants and payment therefor. The representations and warranties set forth herein shall survive the execution and delivery of this Agreement, the issuance of the Preferred Shares and the Warrants, the Closing and the issuance of the Common Shares upon conversion of the Preferred Shares or exercise of the Warrants, as applicable, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company. The representations, warranties, agreements and covenants made herein and in the Registration Rights Agreement, the Warrant

Certificate and the Shareholders Agreement shall be deemed to have been relied upon by the parties hereto.

         Section 8.2. No Waiver; Modifications in Writing. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. No waiver of or consent to any departure by a party from any provision of this Agreement shall be effective unless signed in writing by the parties entitled to the benefit thereof. No amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by all parties. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

         Section 8.3. Notices. All notices, demands and other communications provided for hereunder shall be in writing, shall be given by registered or certified mail, return receipt requested, telegram, telecopy, courier service or personal delivery, addressed to the Company as follows:

         Alcohol Sensors International, Ltd.
         11 Oval Drive
         Islandia, New York  11722
         Attention:  Robert B. Whitney, President
         Telecopy:  (516) 342-1550

         with a copy to:

         Berger & Paul
         630 Third Avenue
         New York, New York  10017
         Attention:  Harold W. Paul
         Telecopy:  (212) 661-7060

and to the Purchaser as follows:

         American International Insurance Company
         505 Carr Road
         Wilmington, Delaware  19809
         Attention:  Ernest Hanson
         Telecopy:  (302) 762-7451
         with copies to:

         American International Group, Inc.
         70 Pine Street
         New York, New York  10270
         Attention:  Florence A. Davis
         Telecopy:  (212) 785-1584

         Kramer, Levin, Naftalis & Frankel
         919 Third Avenue
         New York, New York  10022
         Attention:  Paul S. Pearlman
         Telecopy:  (212) 715-8000

or to such other address as any party shall designate in writing, and shall be deemed given when received.

         Section 8.4. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 8.5. Binding Effect; Assignment. The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred to any other Person, except with the prior written consent of the other party hereto, provided that the Purchaser may assign or otherwise transfer any or all of such rights and/or obligations to any of its Affiliates without obtaining any such consent. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, the Purchaser and their respective successors and permitted assigns.

         Section 8.6. Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws.

         Section 8.7. Consent to Jurisdiction and Service of Process. Any suit, action or proceeding arising out of or relating to this Agreement or the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement or the transactions contemplated hereby or thereby may be instituted in any Federal court situated in the State of New York or any state court of the State of New York in each case, in the Borough of Manhattan, City of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding. Any and all service of process and any other notice in any such suit, action or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage fully prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

         Section 8.8. Further Assurances. Each of the parties hereto shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the Registration Rights Agreements, the Warrant Certificate and the Shareholders Agreement and the transactions contemplated hereby and thereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

         Section 8.9. Specific Performance. The Company acknowledges that irreparable damage would occur to the Purchaser in the event that any of the provisions of this Agreement, the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement were not performed by the Company in accordance with their specific terms or were otherwise breached by the Company and that money damages would not provide an adequate remedy to the Purchaser. It is accordingly agreed that the Purchaser shall be entitled to an injunction and other equitable remedies to prevent breaches by the Company of this Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement and to enforce specifically the terms and provisions hereof or thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which the Purchaser may be entitled at law or in equity.

         Section 8.10. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 8.11. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 8.12. Costs, Expenses and Taxes. The Company shall pay any and all stamp, transfer and other similar Taxes payable or determined to be payable in connection with the execution and delivery at the Closing Date of this Agreement or the original issuance of the

Preferred Shares or Warrants, and shall save and hold Purchaser harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes. The Company and the Purchaser shall pay all costs and expenses that each respectively incurs with respect to the negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Warrant Certificate and the Shareholders Agreement.

         Section 8.13. Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Registration Rights Agreement, the Warrant Certificate or the Shareholders Agreement or the transactions contemplated hereby or thereby.

         Section 8.14. Publicity. The parties agree that no public release or announcement concerning this Agreement, the Registration Rights Agreements, the Warrant Certificate or the Shareholders Agreement or the transactions contemplated hereby or thereby shall be made without advance review and approval by each party hereto, except as otherwise required by applicable law.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.


                                  ALCOHOL SENSORS INTERNATIONAL, LTD.



                                  By: /s/ Robert B. Whitney
                                     -------------------------
                                     Name:  Robert B. Whitney
                                     Title: President & CEO




                                  AMERICAN INTERNATIONAL INSURANCE COMPANY




                                  By: /s/ Edward E. Matthews
                                     -------------------------
                                     Name:  Edward E. Matthews
                                     Title: Senior Vice President and Director

Annex I:           Certificate of Amendment
Annex II:          Registration Rights Agreement
Annex III:         Shareholders Agreement
Annex IV:          Warrant Certificate
Annex V:           Opinion of Berger & Paul




Schedule 3.2: Rights and Agreements Relating to Securities of the Company and the Subsidiaries
Schedule 3.3:      Certain Disclosure Relating to Subsidiaries and Other
                   Matters
Schedule 3.10:     Disclosure Relating to Certain Changes
Schedule 3.13:     ERISA Plans
Schedule 3.15:     Legal Proceedings
Schedule 3.17:     Certain Agreements
Schedule 3.18:     Transactions with Related Persons and Guarantees
Schedule 3.19:     Real Property and Certain Disclosure Relating to
                   Manufacturing
Schedule 3.21:     Certain Agreements with Employees and Consultants
Schedule 3.23:     Environmental Matters

SCHEDULE 3.2 A Warrants, totaling 1,150,000, were issued as part of the Company's public offering of November 9, 1995.

                           B Warrants ("B Warrant"), totaling 575,000, were issued as part of the Company's public offering of November 9, 1995.

                           There are in excess of 20 holders of 505 Warrants as a result of the July 1995 offering, who have 400,000 warrants.

                           There are in excess of 50 holders of 504 Warrants as a result of three offerings of December 1992, May 1993 and July 1994, who have 519,999 warrants.

                           The Company issued 150,000 Warrants to Carl
                           Greenfield.

                           The Company issued 75,000 options to each Ed
                           Kirchmeier and Ronald Koppel, engineers of the Company.

                           The Company has issued 100,000 options to Michael Ghazarian; 100,000 options to Ariel Enterprises (a trust for the benefit of Steven Martello); a total of 129,500 options to Joseph M. Lively; a total of 13,000 options to David Kahn and 750 options to Janet DiBenedetto.

                           The Company issued 100,000 options to William Scott as a result of the public offering of November 9, 1995.

Each of the above-referenced options and warrants is exercisable for one share of Common Stock, except for the B Warrants, each of which is exercisable for one-half share of Common Stock.

SCHEDULE 3.3 ASE (Alcohol Sensors Europe, Plc.) is the only subsidiary and is 80% owned by ASI with the balance, 20%, being owned by Michael Ghazarian.

SCHEDULE 3.10 Michael Sylvester, John Ruocco and Robert Whitney each contributed 10,000 of their own shares to the Company toward the payment of the settlement of a prior litigation matter, entitled Barry Beyer vs, ASI and some of its officers.

SCHEDULE 3.13 Company has a 401(K) plan in place. Company has a health insurance plan in place.

SCHEDULE 3.15 The Company and some of its officers have been named as a defendants in an action filed by Steve Eplan in the United States District Court for the Eastern District of the State of New York.

                           The Company and some of its officers have been named defendants in an action filed by Henry Dornhuber in the United States District Court for the Eastern District of the State of New York.

                           The Company and some of its officers have been named defendants in an action filed by Albert Pace and Jan Polek, in the Supreme Court of the State of New York County of Orange. This action was subsequently removed to the United States District Court for the Southern District of the State of New York.

                           The Company has received a letter of inquiry from NASDAQ with regard to a possible delisting due to insufficient capital and the avenues the Company is pursuing in order to comply with NASDAQ's guidelines.

SCHEDULE 3.17       (a)    Company is party to an agreement with FCI
                           Environmental, Inc. for the purchase and application of a polymer, to the microchip which ASI incorporated in its sensor, that helps provide
                           ASI's Alcohol Specific Technology. The Agreement provides ASI with exclusivity to FCI's trade secrets and proprietary rights to this polymer.

SCHEDULE 3.18       (a)    ASI owns 80% of its  subsidiary,  ASE,  Plc.,  with
                           the remaining 20% owned by Michael Ghazarian, who is director of ASI.

                    (a) ASI is a party to an agreement with WeatherEye, Inc., to sell the WeatherEye headlight management system in North America.

                    (a) ASE, the subsidiary of ASI, has an agreement with Scarico, srl., of Caronno, Italy, whereby Scarico will manufacture, test and supply to ASE the products of ASI for distribution throughout Europe.

                    (a) The Company owes a debt of $118,437.00 to Michael Sylvester, who is an officer, director and shareholder of ASI.

                           The Company owes a debt of $55,000.00 to Michael Sylvester, who is an officer, director and shareholder of ASI.

                           The Company owes a debt of $55,000 to Robert
                           Whitney, who is an officer, director and shareholder of ASI.

                           The Company owes a debt of $55,000.00 to John Ruocco, who is an officer, director and shareholder of ASI.

                           The Company owes a debt of $15,000.00 to Steven Martello, who is an officer, director and shareholder of ASI.

SCHEDULE 3.19              The Company does not own any real  property.
                           The Company leases office space at 11 Oval Drive, Islandia, New York 11722.

                           The subsidiary, ASE, leases office space at Beaufort House, 10th floor, 15, St. Botolph Street, London EC3A 7EE.

SCHEDULE 3.21              None.

SCHEDULE 3.23              None.  The Company does not perform the
                           manufacturing of its product.